Exhibit 10.2

PORCH GROUP, INC.

2020 STOCK INCENTIVE PLAN

Restricted Stock Award Notice

[Name of Holder]

You have been awarded shares of restricted stock of Porch Group, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Porch Group, Inc. 2020 Stock Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Stock Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock:	You have been awarded a restricted stock award with respect to [____] shares of Common Stock, par value $0.0001 per share, subject to adjustment as provided in Section 7.2 of the Agreement.

Grant Date:[____________________, _____]

Vesting Schedule:	[ ].

PORCH GROUP, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Porch Group, Inc. or electronically accepting it on the Company’s third-party stock plan administrator’s platform, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

Signature Page to Restricted Stock Agreement

PORCH GROUP, INC.

2020 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Porch Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Porch Group, Inc. 2020 Stock Incentive Plan (the “Plan”), a restricted stock award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.0001 per share (“Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder (a) accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepts this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect), (b) if required by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares of Stock subject to the Award if any shares of Stock are forfeited pursuant to Section 4 or if required under applicable laws or regulations and (c) agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Stock acquired upon the vesting of this Award. As soon as practicable after the Holder has executed such documents and returned them to the Company, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.

2.Rights as a Stockholder. Except as otherwise provided in this Agreement, the Holder shall have all rights as a holder of the Stock subject to the Award, including, without limitation, the right to receive dividends and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Stock unless and until such shares are forfeited pursuant to Section 4 hereof; provided, however, that each distribution with respect to shares of Stock that is a stock dividend or stock split, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or other distribution was made.

3.Custody and Delivery of Shares. The shares of Stock subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the shares of Stock duly noted, until such Award shall have vested pursuant to Section 4 hereof. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the shares of Stock subject to the Award until such Award shall have vested pursuant to Section 4 hereof. After all or any portion of the Award shall have vested pursuant to Section 4 hereof, the Company shall, subject to Section 7.1 hereof, transfer the vested shares of Stock on its books or deliver the certificate or certificates for the vested shares of Stock, as applicable, to a brokerage account in the name of the Holder as designated by the Holder. If the Company delivers certificate(s) for the vested shares of Stock pursuant to the foregoing sentence, the Company shall also destroy the stock power or powers relating to such vested Stock delivered by the Holder pursuant to Section 1 hereof; provided that, if such stock power or powers also relate to unvested Stock, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested Stock.

4.Restriction Period and Vesting.

4.1.Service-Based Vesting Condition. Except as otherwise provided for in this Agreement, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice if, and only if, the Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its Subsidiaries' policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the Vesting Date specified in the Award Notice. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

4.2.Termination of Employment due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or termination by the Company due to Disability, then in any such case, 100% of the Award shall be vested upon such termination of employment. For purposes of this Agreement, “Disability” means Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months as provided in Sections 22(e)(3) of the Code.

4.3.Termination Prior to the Expiration of the Restriction Period other than due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period for any reason other than death or termination by the Company due to Disability, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.

4.4.Change in Control. In the event of a Change in Control, the Award shall be subject to Section 5(h) of the Plan.

5.Compliance with Restrictive Covenants and Clawback.

(a)Clawback of Proceeds. If Holder violates any agreement between Holder and the Company or its Subsidiaries with respect to non-competition and non-solicitation: (i) the Award shall be forfeited and (ii) the Holder shall immediately remit a cash payment to the Company equal to the Fair Market Value of a share of Common Stock on the date on which the Company first became aware of such violation or the date of Holder’s termination of employment, whichever is greater, multiplied by (y) the number of shares of Common Stock that vested with respect to the Award. The remedy provided by this Section 5 shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Holder in respect of a breach by the Holder of any duty or obligation to the Company.

(b)Right of Setoff. The Holder agrees that by accepting the Award Notice the Holder authorizes the Company and its affiliates to deduct any amount or amounts owed by the Holder pursuant to this Section 5 from any amounts payable by or on behalf of the Company or any affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the settlement of the Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

6.Transfer Restrictions and Investment Representation.

6.1.Nontransferability of Award. During the Restriction Period, the Award may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such shares shall be null and void.

6.2.Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6.3.Legends. The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Stock together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND PORCH GROUP, INC.. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE CORPORATE SECRETARY OF PORCH GROUP, INC.

6.4.Stop-Transfer Notices. The Holder agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

6.5.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Stock shall have been so transferred.

7.Additional Terms and Conditions of Award.

7.1.Withholding Taxes. (a) As a condition precedent to the delivery of the Stock or at such time as required by Section 7.8, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b)The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) if permitted by the Company, delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) if permitted by the Company, authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No share of Stock or certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. Any determination by the Company with respect to the tendering or withholding of shares of Stock to satisfy the Required Tax Payments shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.

7.2.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

7.3.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4.Delivery of Stock. Subject to Section 7.1, upon the vesting of the Award, the Company shall deliver or cause to be delivered to the Holder the vested shares of Stock in accordance with Section 3. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 7.1.

7.5.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

7.6.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

7.7.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

7.8.Taxation. Taxation; Section 83(b) Election. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice. If the Holder makes an election under Section 83(b) of the Code, the Holder agrees to deliver the executed Section 83(b) election to the Company for filing with the Internal Revenue Service within five days following the date hereof.

7.9.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Porch Group, Inc., Attn: Stock Plan Administrator, 2200 1st Avenue South, Suite 300, Seattle, Washington 98134; stock@porch.com, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.10.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.11.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

7.12.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

7.13.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

7.14.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

7.15.Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.